CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 5, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-49073 and 811-2410) of Dreyfus Liquid Assets, Inc.








                                    ERNST & YOUNG LLP


 New York, New York
 April 24, 2003